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                                                                  EXHIBIT 10.41


                              EMPLOYMENT AGREEMENT


         EMPLOYMENT AGREEMENT dated as of January 21, 1996, by and between ESMOR CORRECTIONAL SERVICES, INC., a Delaware corporation with offices located at 1819 Main Street, Suite 1000, Sarasota, Florida 34236 (the "Company") and IRA M. COTLER, residing at 12 Underwood Drive, West Orange, New Jersey 07052 (the "Executive").

                             W I T N E S S E T H :

         WHEREAS, the Company wishes to assure itself of the services of the Executive during the term of this Agreement; and

         WHEREAS, the Executive is willing to serve in the employ of the Company upon the terms and conditions herein provided.

         NOW, THEREFORE, the Company and the Executive, intending to be legally bound, hereby agree as follows:

         1. Employment. The Company hereby employs the Executive who accepts employment with the Company as its Executive Vice President - Finance to perform duties as the Company's President may from time to time determine and assign to him, including without limitation, the following: supervise accounting department; perform investor relations function; act as intermediary in commercial banking and borrowing activities; develop long range financial planning strategy; review possible mergers and acquisitions; provide financial data to Board of Directors and participate in bidding activities. The
Executive shall devote all of his business time, attention and energy to his duties and to the business and affairs of the Company and shall not engage, directly or indirectly, in any other business, employment or occupation, whether or not such other business, employment
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or occupation is competitive with the business of the Company without the prior written consent of the Company. Notwithstanding the foregoing, until March 1, 1996, Executive shall be allowed to devote a portion of his time to complete his responsibilities to his former employer.

         2. Term. The term of this Agreement shall commence as of January 21, 1996 (the "Commencement Date") and shall terminate on the date immediately preceding the third anniversary date of the Commencement Date (the "Term"); provided, however, that the term of Executive's employment hereunder shall continue thereafter unless and until the Company or Executive shall have provided ninety (90) days notice of termination to the other party, which notice, in no event, shall be provided earlier than ninety (90) days prior to the expiration of the Term.

         3.      Compensation.    3.1      As full compensation for all
services to be rendered by the Executive to the Company pursuant to the terms of this Agreement, commencing February 26, 1996, the Company shall pay to the Executive a base salary (the "Base Salary") as follows: (a) one hundred twenty-nine thousand ($129,000) dollars per annum during the first year of the Term, (b) one hundred thirty-five thousand ($135,000) dollars per annum during the second year of the Term, and (c) one hundred forty-two thousand ($142,000) dollars per annum during the third year of the Term. The Base Salary shall be payable at such regular times and intervals as the Company customarily pays its employees from time to time. Executive's salary shall be reduced to give effect to his reduced activities on behalf of the





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Company during the transition from employment by his former employer to full time employment by the Company.

                 3.2 For each year after February 1, 1996 or portion thereof during which Executive is employed by the Company, he shall be entitled to receive a bonus equal to three (3%) percent of the Company's earnings before income tax provision ("pre-tax profits") in excess of $1,000,000, which bonus shall not exceed $75,000. Payment of the bonus, if any, shall be made within one hundred twenty (120) days after the end of each fiscal year of the Company. Each bonus payment shall be accompanied by the Company's financial statement for the requisite period and a schedule calculating such bonus. Pre-tax profits determined by the Company and audited by the Company's independent auditors shall be final and binding on the Executive. For purposes hereof, pre-tax profits shall not include extraordinary gains and losses and shall be determined in accordance with generally accepted accounting principles consistently applied. In the event the Executive works for less than a full year, his bonus for that year shall be pro-rated.

                 3.3 The Company shall deduct from the Executive's Base Salary, bonus or incentive compensation any federal, state or city withholding taxes, social security contributions and any other amounts which may be required to be deducted or withheld by the Company pursuant to any federal, state or city laws, rules or regulations.

                 3.4 The Company shall reimburse the Executive, or cause him to be reimbursed, for all reasonable out-of-pocket expenses incurred by him in the performance of his duties hereunder or in furtherance of the business and/or interests of the Company;





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provided, however, that the Executive shall have previously furnished to the
Company an itemized account, satisfactory to the Company, in substantiation of such expenses.

                 3.5 The Executive shall have the right to participate, on the same basis as other executive employees of the Company, in the Company's employee benefit programs, if any, including, without limitation, group life, health, accident and hospitalization insurance programs covering the Executive and his dependents.

                 3.6 During the Term hereof, the Executive shall be entitled to an automobile allowance of five hundred ($500) dollars per month to be applied to fuel, repairs, insurance, lease or loan payments and the like. Any expenses in excess thereof shall be the responsibility of the Executive.

         4. Grant of Stock Options. Simultaneously herewith, the Company has granted to Executive a stock option as evidenced by a Stock Option Agreement between the parties hereto dated as of the date hereof.

         5.      Moving Expenses.

                 5.1 The Company shall reimburse the Executive, or cause him to be reimbursed for all reasonable expenses incurred by the Executive in relocating himself and his family to Florida, in an amount to be mutually agreed upon by the Company and the Executive.

         6.      Loss Reimbursement on Sale of Residence.

                 6.1 Upon execution of this Agreement, the Company will engage the services of three licensed (if required by the state or other municipality where the Executive's principal residence is located) real estate appraisers doing business in the area





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where the Executive's principal residence (the "Residence") is located, which appraisers shall be mutually agreeable to the Company and the Executive, to appraise the Residence. In the event the Executive sells the Residence (without regard to the contents thereof) for an amount less than ninety (90%) percent of the appraised value of the Residence (which, for purposes hereof, shall be the average of the three appraisals), the Company shall reimburse the Executive for such loss up to twenty-five ($25,000) thousand dollars.

                 6.2 The Executive shall give the Company seven (7) days advance notice of his intention to enter into an agreement to sell the Residence and the price at which he intends to sell the Residence. In the event the sale of the Residence would result in a loss to the Executive, the Company shall have the right, exercisable within fifteen (15) days of receipt of Executive's notice, to purchase the Residence at a price equal to ninety (90%) percent of the appraised value, closing of which shall be promptly effected following notice by the Company of its intention to do so. In the event the Company fails to exercise its right to purchase the Residence, the Executive shall provide evidence of loss by delivery to the Company of a closing statement setting forth the financial details of the sale of the Residence.

         7.      Termination.

                 7.1 If the Executive dies or becomes disabled during the Term, his Base Compensation and all other rights under this Agreement shall terminate at the end of the month during which death or disability occurs. For purposes of this Agreement, the Executive shall be deemed to be "disabled" if he has been unable to perform his duties for





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three (3) consecutive months or an aggregate of five (5) months in any consecutive twelve (12) month period.

                 7.2      The Company shall, in the manner described in Section
7.3 hereof, have the right to terminate the employment of Executive under this Agreement and Executive shall forfeit the right to receive any and all further payments hereunder, other than the right to receive any compensation then due and payable to Executive pursuant to Section 3 hereof to the date of termination, if Executive shall have committed any of the following acts of default:

                 (a) Executive shall have committed any material breach of any of the provisions or covenants of this Agreement;

                 (b) Executive shall have committed any act of gross negligence in the performance of his duties or obligations hereunder, or, without proper cause, shall have willingly refused or habitually neglected to perform his employment duties or obligations under this Agreement;

                 (c) Executive shall have committed any material act of willful misconduct, dishonesty or breach of trust which directly or indirectly causes the Company or any of its subsidiaries to suffer any loss, fine, civil penalty, judgment, claim, damage or expense;

                 (d) Executive shall have been indicted or convicted of, or shall have plead guilty or NOLO CONTENDERE to, a felony or indictable offense (unless committed in the reasonable, good faith belief that the Executive's actions were in the best interests of the Company and its stockholders and would not violate criminal law);





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                 (e)      A court or other tribunal of competent jurisdiction
                 shall have issued an order prohibiting the Company from employing Executive; or

                 (f) Executive shall have violated the Company's discipline rules as set forth in the Company's Employee handbook, as may be modified from time to time at the sole discretion of the Company.

                 7.3 If the Company elects to terminate this Agreement as set forth above, it shall deliver notice thereof to the Executive, describing with reasonable detail, the action or omission of the Executive constituting the act of default (the "Termination Notice"), and thereupon no further payments of any type shall be made or shall be due or payable to Executive hereunder, except as provided in the first sentence of Section 7.2 hereof; provided, however, with respect to any act of default set forth in clauses (a),
(b) and (f) of Section 7.2, prior to any termination by the Company of Executive's employment, Executive shall first have an opportunity to cure or remedy such act of default within thirty (30) days following the Termination Notice.

                 7.4 In the event the Company merges into, consolidates with or otherwise reorganizes or combines (the "Merger") with another company, wherein immediately following such Merger, the shareholders of the Company prior to the Merger own either (a) less than 50% of the outstanding voting stock of the Company (if the Company is the survivor of the Merger), or (b) less than fifty (50%) percent of the outstanding voting stock of the surviving entity, the Executive shall have the right, at his option, to terminate his employment hereunder upon 90 days advance notice ("Notice") to the Company. Notice of Executive's intention to terminate his employment hereunder shall be





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given to the Company within thirty (30) days of the effective date of the
Merger and failure by the Executive to give Notice of termination within such thirty (30) day period shall result in the automatic lapse of such right of termination. If Notice of termination is duly given by the Executive, or is given at any time thereafter by the Company, then the Company shall pay to the Executive within fifteen (15) days following termination an amount equal to the greater of (y) the Base Salary described in Paragraph 3.1 hereof through the balance of the term of this Agreement, or (z) the Base Salary paid to Executive during the year immediately preceding termination of employment, plus, within thirty (30) days after such information can be determined in the normal course, the bonus described in Paragraph 3.2 hereof shall be computed and paid through the date of termination of Executive's employment.

         8.      Restrictive Covenants.

                 8.1 Confidential Information; Covenant not to Disclose. The Executive covenants and undertakes that he will not at any time during or after the termination of his employment hereunder reveal, divulge, or make known to any person, firm, corporation, or other business organization (other than the Company or its affiliates, if any), or use for his own account any trade secrets, or secret or confidential information of any kind used by the Company during his employment by the Company, and made known (whether or not with the knowledge and permission of the Company, whether or not developed, devised, or otherwise created in whole or in part by the efforts of the Executive, and whether or not a matter of public knowledge unless as a result of authorized disclosure) to the Executive by reason of his employment by the Company. The Executive further covenants and agrees that he shall retain such knowledge and information which he has





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acquired or shall acquire and develop during his employment respecting such trade secrets, and secret or confidential information in trust for the sole benefit of the Company, its successors and assigns.

                 8.2      Covenant Not to Compete; Non-Interference.

                 8.2.1 The Executive covenants and undertakes that, during the period of his employment hereunder and for a period of two (2) years thereafter, he will not, without the prior written consent of the Company, directly or indirectly, and whether as principal, agent, officer, director, employee, consultant, or otherwise, alone or in association with any other person, firm, corporation, or other business organization, carry on, or be engaged, concerned, or take part in, or render services to, or own, share in the earnings of, or invest in the stock, bonds, or other securities of any person, firm, corporation, or other business organization (other than the Company or its affiliates, if any) engaged in a business in the Continental United States which is similar to or in competition with any of the businesses carried on by the Company (a "Similar Business"); provided, however, that the Executive may invest in stock, bonds, or other securities of any Similar Business (but without otherwise participating in the activities of such Similar Business) if (i) such stock, bonds, or other securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934; and (ii) his investment does not exceed, in the case of any class of the capital stock of any one issuer, 2% of the issued and outstanding shares, or in the case of bonds or other securities, 2% of the aggregate principal amount thereof issued and outstanding.





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                 8.2.2  The Executive covenants and undertakes that during the period of his employment hereunder and for a period of two (2) years thereafter he will not, whether for his own account or for the account of any other person, firm, corporation or other business organization, interfere with the Company's relationship with, or endeavor to entice away from the Company, any person, firm, corporation or other business organization who or which at any time during the term of the Executive's employment with the Company was an employee, consultant, agent, supplier, or a customer of, or in the habit of dealing with, the Company.

                 8.2.3 If any provision of this Article 8.2 is held by any court of competent jurisdiction to be unenforceable because of the scope, duration or area of applicability, such provision shall be deemed modified to the extent the court modifies the scope, duration or area of applicability of such provision to make it enforceable.

         8.3     Covenant to Report.

                 8.3.1 The Executive shall promptly communicate and disclose to the Company all intellectual property, including, without limitation, inventions, discoveries, improvements and new writings, in any form whatsoever ("Intellectual Property"), including, without limitation, all software, programs, routines, techniques, procedures, training aides and instructional manuals conceived, developed or made by him during his employment by the Company, whether solely or jointly with others, and whether or not patentable or copyrightable, (i) which relate to any matters or business of the type carried on or being developed by the Company, or (ii) which result from or are suggested by any work done by him in the course of his employment by the Company. The Executive shall also promptly





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communicate and disclose to the Company all other data obtained by him concerning the business or affairs of the Company in the course of his employment by the Company.

                 8.3.2 All written materials, records and documents made by the Executive or coming into his possession during the Term concerning the business or affairs of the Company shall be the sole property of the Company; and, upon the termination of the Term or upon the request of the Company during the Term, the Executive shall promptly deliver the same to the Company. The Executive agrees to render to the Company such reports of the activities undertaken by the Executive or conducted under the Executive's direction pursuant hereto during the Term as the Company may request.

                 8.3.3 The Executive will assign to the Company all rights in and to the Intellectual Property and will assist the Company or its designee during or subsequent to his employment, at the Company's sole expense, in filing patent and/or copyright applications on, and obtaining for the Company's benefit, patents and/or copyrights for, such Intellectual Property in any and all countries, and will assign to the Company all such patent and/or copyright applications, all patents and/or copyrights which may issue thereon, said Intellectual Property to be and remain the sole and exclusive property of the Company or its designee whether or not patented and/or copyrighted.

         9. Injunction. It is acknowledged and agreed by the Executive that a breach or violation by the Executive of any of the covenants or agreements contained herein may cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, the Executive acknowledges and agrees that the Company shall be entitled to an injunction, without posting bond or security in





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connection therewith, from any court of competent jurisdiction enjoining and restraining any breach or violation of any of the restrictive covenants contained in Article 8 of this Agreement by the Executive, either directly or indirectly, and that such right to an injunction shall be cumulative and in addition to such other rights or remedies the Company may possess. Nothing contained in this Article 9 shall be construed to prevent the Company from seeking and recovering from the Executive damages sustained as a result of any breach or violation by the Executive of any of the covenants or agreements contained herein, and in the event of any such breach or violation, the Company may avail itself of all remedies available both in law and at equity.

         10. Compliance with Other Agreements. The Executive represents and warrants to the Company that the execution of this Agreement by him and the performance of his obligations hereunder will not, with or without the giving of notice, the passage of time or both, conflict with, result in the breach of any provision of or the termination of, or constitute a default under, any agreement to which the Executive is a party or by which the Executive is or may be bound.

         11.     Miscellaneous.

                 11.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed, postage prepaid, by certified or registered mail (return receipt requested) to the parties at the following address or at such other address for a party as shall be specified by such party by like notice:





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                               If to the Company:

                               Esmor Correctional Services, Inc.
                               1819 Main Street, Suite 1000
                               Sarasota, FL  34236
                               Attention:  President

                               With a copy to:

                               Ruskin, Moscou, Evans & Faltischek, P.C.
                               170 Old Country Road
                               Mineola, NY  11501
                               Attention:  Raymond S. Evans, Esq.

                               If to the Executive:

                               Ira M. Cotler
                               12 Underwood Drive
                               West Orange, NJ  07052
                                       or
                               at his residence in Florida
                               as he shall notify the Company


                          11.2    Benefit.  This Agreement shall be binding
upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns. Insofar as the Executive is concerned, this Agreement being personal, cannot be assigned.

                          11.3    Validity.  The invalidity or unenforceability
of any provisions hereof shall in no way affect the validity or enforceability of any other provision.

                          11.4.   Entire Agreement.  The Agreement constitutes
the entire Agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements between them. It may only be changed or terminated by an instrument in writing signed by both parties. The covenants of the Executive contained in Article 8 of this Agreement shall survive the termination of Executive's employment.





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                          11.5    Florida Law to Govern.  This Agreement shall
be governed by, construed and interpreted in accordance with the laws of the State of Florida.

                          11.6    Corporate Action.  The execution and delivery
of this Agreement by the Company has been authorized and approved by all requisite corporate action.

                          11.7    Waiver of Breach.  The failure of either
party to insist on strict adherence to any provision of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that provision or any other provision of this Agreement. The waiver of any provision of this Agreement must be in a writing signed by the party waiving such compliance.

                          11.8    Counterparts.  This Agreement may be executed
in one or more counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.

                          11.9    Paragraph Headings.  Paragraph headings are
inserted herein for convenience only and are not intended to modify, limit or alter the meaning of any provision of this Agreement.

                 IN WITNESS WHEREOF, the parties hereto have set their hands and executed this Agreement as of the day and year first above written.


                                        ESMOR CORRECTIONAL SERVICES, INC.


                                    By: /s/ James F. Slattery
                                        --------------------------------------
                                        James F. Slattery, President


                                        /s/ Ira M. Cotler
                                        --------------------------------------
                                        Ira M. Cotler





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